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ING EQUITY TRUST

                                                                 EXHIBIT (h)(26)

Michael J. Roland
Executive Vice President
ING Funds Services, LLC
7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258


                                                 November 22, 2002


      Pursuant to the Third Amended and Restated Administrative Services Agreement dated August 1, 1998, as amended, between ING Equity Trust and ING Funds Services, LLC (the "Agreement"), we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING Principal Protection Fund VI, a newly established series of ING Equity Trust, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding "ING Principal Protection Fund VI" to Schedule A of the Agreement. The Amended and Restated Schedule A is attached hereto.

      Please signify your acceptance to act as Administrator under the Agreement with respect to ING Principal Protection Fund VI by signing below.

                                              Very sincerely,



                                              Robert S. Naka
                                              Senior Vice President
                                              ING Equity Trust

ACCEPTED AND AGREED TO:
ING Funds Services, LLC




By_______________________________
      Michael J. Roland
      Executive Vice President


491696.1.02                         Tel: 480-477-3000          ING Equity Trust
7337 E. Doubletree Ranch Rd.        Fax: 480-477-2700
Scottsdale, AZ 85258-2034           www.ingfunds.com
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                     FORM OF AMENDED AND RESTATED SCHEDULE A

                               WITH RESPECT TO THE

                           THIRD AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT

                                     BETWEEN

                                ING EQUITY TRUST
                         (FORMERLY PILGRIM EQUITY TRUST)

                                       AND

                             ING FUNDS SERVICES, LLC
                        (FORMERLY ING PILGRIM GROUP, LLC)

                                                         LAST CONTINUED/
           SERIES                                       APPROVED BY BOARD                                REAPPROVAL DATE
           ------                                       -----------------                                ---------------
ING Principal Protection Fund                           July 11, 2002                                  September 1, 2003
ING Principal Protection Fund II                        November 2, 2001                               September 1, 2003
ING Principal Protection Fund III                       February 26, 2002                              September 1, 2003
ING Principal Protection Fund IV                        May 24, 2002                                   September 1, 2003
ING Principal Protection Fund V                         August 20, 2002                                September 1, 2003
ING Principal Protection Fund VI*                       November 22, 2002                              September 1, 2004